China Education Alliance Announces Participation in Signal Hill Education Preview Investor Conference

HARBIN, China, Nov. 9, 2009 – (PRNewswire-Asia-FirstCall) – China Education Alliance, Inc. (NYSE Amex: CEU), a China-based education resource and services company, announced today that Mr. Zibing “Zack” Pan, Chief Financial Officer, will be presenting at the Signal Hill Third Annual Education Preview Investor Conference. The event will be held November 12, 2009, at the Hyatt Regency, 300 Light Street, Baltimore, Maryland.

China Education Alliance is scheduled to make its presentation Thursday, November 12 at 11:00 a.m. EST. Mr. Pan will provide an overview of the company and discuss their market positioning in the Chinese education sector.

The conference will preview 2010 trends and outlooks from leading public and private companies in the education market. The conference will feature company presentations, one-on-one investor meetings and panels that will address key topics and emerging trends in the for-profit education market. For more information regarding the conference, visit www.signalhill.com.

Investors interested in additional information about China Education Alliance or arranging a one-on-one meeting with company executives at this conference should contact Jon Cunningham at 407-644-4256, Ext. 107, or email info@redchip.com.

About China Education Alliance, Inc.:

China Education Alliance, Inc. (NYSE Amex: CEU) is a fast growing, leading China-based company offering high-quality education resources and services to students ages 6 to 18 and adults ages 18+ (University students and professionals). For students ages 6 to 18, China Education Alliance, Inc. offers supplemental, online exam-oriented training materials and on-site exam-oriented training and tutoring services. The company is providing on-line, downloadable, famous teachers resources and on-site face-to-face instructions. All resources and tutoring services are provided by famous teachers within mainland China. The purpose of online exam-orientated resources and on-site tutoring is to help Chinese students ages 6 to 18 to pass the two most important and highly competitive exams in their educational career: senior high school entrance exam and college entrance exam. For graduates and professionals age 18+, China Education Alliance provides vocational training including IT and several professional training programs. For more information about China Education Alliance, please visit http://www.chinaeducationalliance.com.

For more information, please contact:

At the Company:

Zack Pan, CFO
China Education Alliance, Inc.
Tel:   1-405-315-9987

Investor Relations:

RedChip Companies, Inc.
Dave Gentry, Investor Relations
1-800-733-2447, Ext. 104
info@redchip.com
http://www.RedChip.com

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SOURCE: China Education Alliance, Inc.